UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2017

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On November 9, 2017, Onconova Therapeutics, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to select accredited investors of 920,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, at a price of $1.50 per Share on a best efforts basis.  The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The net proceeds to the Company from the Offering, after deducting Placement Agent fees and the Company’s estimated offering expenses, are expected to be approximately $1,082,300. The Offering is expected to close on or before November 14, 2017, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the Offering to fund the development of its clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding its working capital needs.

The Shares are registered under the Act on the Company’s Registration Statement on Form S-3 (File No. 333-199219) (the “Registration Statement”). The Shares are being offered and sold pursuant to a base prospectus and a prospectus supplement filed as part of the Registration Statement.

On November 10, 2017, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit

1.1	Placement Agency Agreement, dated as of November 9, 2017

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

99.1	Press release dated November 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of November 9, 2017

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

99.1	Press release dated November 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2017	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer